UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2025

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3503 NW 63rd Street, Suite 500, Oklahoma City, Oklahoma		73116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.10	LXU	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Director

On April 9, 2025, Richard S. Sanders, Jr. informed the Board of Directors (the “Board”) of LSB Industries, Inc. (the “Company”) of his decision to not stand for reelection as a director at the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”). Mr. Sanders’s current term will expire at the 2025 Annual Meeting. Mr. Sanders’s decision to not stand for reelection was not because of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices.

Appointment of Director

Effective April 9, 2025, the Board increased the size of the Board from nine directors to ten directors and appointed Riccardo Bertocco to the Board to serve as a Class 2025 director. Mr. Bertocco will stand for reelection at the 2025 Annual Meeting. Mr. Bertocco has not been appointed to serve on any committee of the Board. Mr. Bertocco will receive the Company’s standard compensation for non-employee directors, which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 12, 2024.

Riccardo Bertocco, age 57, has been a director since April 9, 2025. His term expires at the Annual Meeting. Mr. Bertocco most recently served as Managing Director and Partner at Boston Consulting Group from 2018 to 2023, where he led the Power and Utilities sector, with a focus on Energy Transition, Low Carbon Fuels and Renewables. Prior to joining Boston Consulting Group, Mr. Bertocco served as a Director at Bain & Company from 1998 to 2018 and as a Vice President from 1999 to 2001, working with clients in the oil and gas sector throughout Europe and the Americas.

Mr. Bertocco has worked extensively in management consulting for more than 25 years, partnering with senior executives and management teams within a number of sectors including oil and gas, utilities, IT/technology, private equity, infrastructures and education. In this capacity, he focused on his clients’ most pressing strategic issues, including energy transition, large scale transformations, growth strategy, operational optimization, organizational redesign and change management and digital transformations, among others.

Mr. Bertocco holds a B.S. in Business Administration from Bocconi University in Milan, Italy and an M.B.A. in Corporate Finance and Entrepreneurial Management from The Wharton School of the University of Pennsylvania. He is the author of several papers on the evolution of midstream infrastructure in the U.S., decarbonization pathways for U.S. states and corporations.

There are no arrangements or understandings between Mr. Bertocco and any other person pursuant to which Mr. Bertocco was named a director of the Company. Mr. Bertocco does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

The Board does not intend to fill the vacancy resulting from Mr. Sanders’s retirement. Upon expiration of Mr. Sanders’s director term at the 2025 Annual Meeting, the size of the Board will be reduced to nine directors.

Item 7.01	Regulation FD Disclosure.

On April 10, 2025, the Company issued a press release announcing the retirement of Mr. Sanders from the Board and the appointment of Mr. Bertocco to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section. Further, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to this Item 7.01 in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of LSB Industries, Inc. dated April 10, 2025, entitled “LSB Industries, Inc. Appoints Riccardo Bertocco as an Independent Member the Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2025

LSB INDUSTRIES, INC.

By:	/s/ Michael J. Foster
Name:	Michael J. Foster
Title:	Executive Vice President, General Counsel and Secretary